Exhibit 3.2

May 5, 2011

BY-LAWS

OF

AVON PRODUCTS, INC.

ARTICLE I

OFFICES

Section 1. Location. The principal office of the corporation shall be located in the City of New York, County of New York. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is 1345 Avenue of the Americas, New York, New York 10105.

The corporation may also have other offices at such places either within or without the State of New York as the board of directors may from time to time designate or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation, for the election of directors and the transaction of such other business as may properly come before said meeting, shall be held annually at such place within or without the State of New York as may from time to time be designated by the directors and set forth in the notice of the meeting. The meeting shall be held on the first Thursday in May or on such other date during the months of April or May in each year as may from time to time be designated by the directors and set forth in the notice of the meeting. The chairman of the board of directors, or another member of the board of directors appointed by the chairman, shall be the presiding officer at every meeting of the shareholders of the corporation.

Section 2. Special Meetings. Special meetings of shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time by the chairman of the board or the president or by the order of the board of directors, and special meetings of shareholders prescribed by law for the election of directors shall be called by the board or by the secretary or an assistant secretary upon demand as prescribed by law. Such meetings shall, except as otherwise prescribed by law, be held at such time and place within or without the State of New York as shall be designated by the person, or in the order of the board of directors, calling such meeting.

Section 3. Notice of Meetings. A copy of the notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, date and hour thereof, and in the case of any special meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting and setting forth the purposes for which the meeting is called, shall be given personally, electronically, or mailed, at least ten but not more than fifty days before such meeting, to each shareholder of record entitled to vote thereat. If sent electronically, such notice shall be directed to the e-mail address provided by the shareholder in writing. If mailed, such copy shall be deposited in the United States mail with postage thereon prepaid, directed to each such shareholder at his address as the same appears on the record of shareholders of the corporation or, if he shall have filed with the secretary of the corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. If any meeting, annual or special, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of law to receive payment for their shares, the notice of the meeting shall include a statement of that purpose and to that effect.

Section 4. Quorum. At all meetings of shareholders, except as otherwise expressly provided by law, there shall be present either in person or by proxy shareholders of record holding at least a majority of the shares entitled to vote at such meetings in order to constitute a quorum, but less than a quorum shall have the power to adjourn any meeting until a quorum shall be present. The presiding officer at any meeting of shareholders may adjourn such meeting at any time for the purpose of determining whether a quorum is present or for any other reason. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

Section 5. Voting. At every meeting of shareholders every shareholder of record shall be entitled to one vote for every share standing in his name on the record of shareholders on any matter to be voted upon at such meeting, unless otherwise provided in the certificate of incorporation, and may exercise such voting right either in person or by proxy, except that no proxy shall be voted on after eleven months from its date unless otherwise provided in the proxy. No share of stock shall be voted at any meeting by any person other than (i) the owner thereof registered as such on the corporation’s books on the record date fixed by the directors, or (ii) the duly appointed proxy of such registered owner. Any vote for directors and/or proposals that shall be presented at a shareholders’ meeting may be by written, telephonic or electronic means. This includes, but is not limited to, written ballots, telegrams, cablegrams, facsimile or internet transmissions, provided that such electronic transmissions are submitted with proof that such electronic transmission is authorized by the shareholder.

Section 6. Inspectors of Voting. The board of directors, in advance of any shareholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat. Inspectors, none of whom shall be an officer, director or a candidate for the office of director, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall determine and report to the meeting as to the results of all voting (by ballot or otherwise) on all matters submitted to a vote at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 7. Voting List of Shareholders. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 8. Conduct of Meetings of Shareholders. Subject to the following and any other provisions of the corporation’s certificate of incorporation or by-laws, meetings of shareholders generally shall follow accepted rules of parliamentary procedure, as determined by the presiding officer at such meeting.

(a) The presiding officer of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the presiding officer. If the presiding officer, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any meeting or any part thereof, the presiding officer shall so state and shall also state the rules under which the meeting or any part thereof shall be conducted.

(b) In order to prevent disruption or disorder which could interfere with the conduct of the business of the meeting or for any other reason deemed necessary or advisable, the presiding officer at any meeting may, in his sole discretion, quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is thereupon adjourned.

(c) Any other motion for adjournment, if otherwise properly made, other than a motion to adjourn at the close of business of the meeting or a motion to adjourn for the purpose of tabulating votes or proxies, shall be disposed of by a per share vote.

(d) The presiding officer of the meeting may require that any person not a bona fide shareholder of record or the proxy of a bona fide shareholder of record leave the meeting.

(e) A resolution or motion shall be considered for a vote at a meeting only if (i) proposed by a bona fide shareholder of record or a duly authorized proxy of such a shareholder of record, (ii) seconded by a bona fide shareholder of record or a duly authorized proxy of such a shareholder of record (other than the individual proposing the resolution or motion) and (iii) such resolution or motion is ruled in order by the presiding officer of the meeting in his sole discretion, which order shall not be appealable.

(f) At any meeting called for the election of directors, the polls shall be opened and closed at the times and in the manner directed by the presiding officer of such meeting. Once the presiding officer has announced the closing of the polls, no further voting shall be permitted.

Section 9. Notice of Proposed Shareholder Business.

(a) A proposal of business to be considered by the shareholders at an annual meeting of shareholders (“annual meeting”) may be made (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the board of directors or (iii) by any shareholder of the corporation who was a shareholder of record at the time of giving notice provided for in this Section 9, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 9.

(b) For an item of business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) of this Section 9, the shareholder must have given timely notice thereof in writing to the secretary of the corporation and such item of business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the secretary at the principal office of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for considering such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, and (B) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

(c) Only such business shall be conducted at an annual meeting as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the presiding officer of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the notice procedures set forth in this Section 9 and, if any proposed business is not in compliance with this Section 9, to declare that such proposal shall be disregarded.

(d) For purposes of this Section 9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

(e) Notwithstanding the foregoing provisions of this Section 9, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to adversely affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

DIRECTORS

Section 1. Number, Election and Terms. The number of the directors constituting the entire board of directors shall be not less than ten (10) nor more than twenty (20). Subject to such limitation the number shall be fixed by the board of directors.

Directors shall be elected annually at the annual meeting of shareholders, to hold office until the next succeeding annual meeting. Each director shall be elected to serve until the expiration of his or her term or until his or her successor shall have been elected and qualified except in the event of the death, resignation or removal or the earlier termination of the term of office of any such director. Each director shall be at least 21 years of age. It is not necessary for a director to be a shareholder of the corporation.

Section 2. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

Section 3. Removal. Any director, or the entire board of directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of a majority of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 4. Powers and Duties of the Board of Directors. Except as otherwise provided by law or by the certificate of incorporation, the business of the corporation shall be managed by the board of directors, which may adopt such rules and regulations for that purpose and for the conduct of its meetings as it may deem proper. The board of directors may have one or more offices and keep the books, records and minutes of the corporation, except such records as are required to be kept in the State of New York, at such places as it may from time to time determine. Any of such records may be in written form or in any other form capable of being converted into written form within a reasonable time. In addition to the powers and authority expressly conferred upon it by these by-laws, the board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are allowed by the certificate of incorporation or by law.

Section 5. First Meeting of the Board of Directors. The first meeting of the board of directors to be held after an annual meeting of shareholders for the election of directors shall be called and held for the purposes of organization, the election or appointment of officers and the transaction of such other business as may be stated in the notice thereof. The first meeting shall be held at such time and place as shall be fixed in written notice mailed to each newly elected director at his last known post office address at least two days prior to such meeting.

Section 6. Regular Meetings. Regular meetings of the board of directors shall be held at such time and place within or without the State of New York as may be determined by resolution of the board, and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 7. Special Meetings. Special meetings of the board of directors may, unless otherwise prescribed by law, be called from time to time by the chairman of the board or the president. Upon the written request directed to the chairman of the board, president or the secretary of a majority of the directors stating the time, place and purposes of such special meeting, the chairman of the board, president or the secretary shall call a special meeting of the board of directors. Special meetings of the board of directors shall be held at the place where regular meetings of the board are held unless otherwise fixed by the board.

Section 8. Notice of Special Meetings. Notice of the time, place and purpose of each special meeting of the board of directors, other than any meeting the giving of notice of which is otherwise prescribed by law, shall be given to each director at least two hours prior to such meeting. For the purpose of this Section, notice will be deemed to be duly given to a director if given to him orally (including by telephone) or if such notice be delivered to such director in person or be mailed, sent by facsimile transmission, or cabled to his address as it appears upon the books of the corporation or to the address last made known in writing to the secretary of the corporation by such director as the address to which such notices are to be given.

Section 9. Quorum. At each meeting of the board of directors, one-half (1/2) of the entire board shall constitute a quorum for the transaction of business, except as provided in Section 2 of this Article III but less than a quorum may, without notice other than announcement at the meeting, adjourn a meeting until a quorum shall be present. Every act of a majority of the directors present at any meeting or adjourned session of a meeting at which there is a quorum shall be the act of the board of directors.

Section 10. Compensation of Directors and Members of Committees. The board of directors may from time to time, in its discretion, fix the amount which shall be payable to members of the board of directors and to members of any committee for attendance at the meetings of the board or of such committee and for services rendered to the corporation. A director or member of the committee may serve the corporation in any other capacity and receive compensation therefor.

Section 11. Meetings by Communication Equipment. The board of directors or any committee of the board may hold a meeting by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

Section 12. Nomination of Director Candidates. Nominations for the election of directors may be made by the board of directors or a proxy committee appointed by the board of directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination is given to the secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 60 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of common stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 13. Procedures in Uncontested Elections of Directors. In an uncontested election of directors (subject to Article VI of the certificate of incorporation), if a nominee who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors in accordance with the agreement contemplated by Section 14 of these By-Laws. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors on whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Committee’s recommendation and publicly disclose (in a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.

The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the end of his or her term and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this By-Law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2 of Article III of these By-Laws or may decrease the size of the Board of Directors pursuant to the provisions of Section 1 of Article III of these By-Laws and Section 702 of the Business Corporation Law of the State of New York.

Section 14. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 12 of these By-Laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) will abide by the requirements of Section 13 of these By-Laws, (b) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

Section 1. Committees. The board of directors, by resolution or resolutions passed by a majority of the entire board, may designate from among its members various committees, each consisting of three or more of the directors, and each of which, to the extent provided in said resolution or resolutions, shall have and may exercise such powers and authority as may be specified by the board of directors, except that no such committee shall have authority as to (1) the submission to shareholders of any action that needs shareholders’ authorization under law, (2) the filling of vacancies in the board or in any committee, (3) the fixing of compensation of the directors for serving on the board or on any committee, (4) the amendment or repeal of the by-laws, or the adoption of new by-laws, or (5) the amendment or repeal of any resolution of the board which by its terms shall not be so amendable or repealable. The board of directors may designate one or more directors as alternate members of any such committee. Each such committee and the members thereof shall serve at the pleasure of the board of directors.

Section 2. Standing Committees. There shall at all times be at least three standing committees of the board of directors, namely an audit committee, a compensation committee, and a nominating committee, each of which shall consist of three or more directors, none of whom may be a current or former officer or employee of the corporation. The compensation committee shall, in addition to such other duties as the board of directors may specify, administer the corporation’s 1993 Stock Incentive Plan and be responsible for reviewing and approving all stock option awards or other forms of stock incentive awards, whether or not granted pursuant to that plan.

Section 3. General Rules. At each meeting of a committee, one-third of the entire committee, but not less than two (2) members, shall constitute a quorum for the transaction of business. Notice of the time and place of each committee meeting shall be subject to the same notice rules as are applicable to special meetings of the board of directors, except that no notice of the purpose of a committee meeting need be stated. Any action required or permitted to be taken at any meeting of a committee of the board of directors may be taken without a meeting if all members of such committee consent to such action in writing and such writing or writings are filed with the minutes of proceedings of the committee. Except as otherwise provided in this Article IV, each committee of the board of directors may adopt its own rules of procedure, may meet at stated times or on such notice as the committee may determine and shall keep regular minutes of its proceedings and report the same to the board of directors when required.

ARTICLE V

OFFICERS

Section 1. Number and Designation. The officers of the corporation will consist of a chairman of the board, a president, one or more vice presidents, a treasurer and a secretary and such other officers as the board of directors may elect, including, but not limited to, one or more “executive” vice presidents, “senior” vice presidents or “group” vice presidents. Any two offices may be held by one person, except that the chairman of the board or president may not also be the secretary, and except that, where the by-laws or resolutions of the board of directors provide for signatures of the incumbents of two offices of the corporation upon certificates for shares, notes, checks or other instruments or documents issued by the corporation, such offices must be held by two separate persons.

Section 2. Election. The board of directors shall, at their first meeting after their election, elect a chairman of the board and a president from their number and shall also elect one or more vice-presidents, a secretary and a treasurer who need not be members of the board of directors, but in the event of the failure of the board so to elect any officer, such officer may be elected at any subsequent meeting of the board. Each officer so elected shall hold office until the first meeting of the board of directors following the next annual meeting of shareholders for the election of directors and until his successor is elected, except in the event of his death, resignation or removal or the earlier termination of his term of office, and except that the terms of office of all vice-presidents shall terminate with each annual election of officers at which any vice-president is elected.

Any vacancy in an office may be filled for the unexpired portion of the term of such office by the board of directors at any regular or special meeting. The board of directors may also elect other officers, including a controller, who need not be members of the board of directors, and may prescribe, and from time to time change, their respective powers and duties, except as the powers and duties of the controller are prescribed by these by-laws. Each officer so elected shall hold office at the pleasure of the board of directors.

Section 3. Chairman of the Board. The chairman of the board who need not be a member of management shall preside at all meetings of the shareholders and of the board of directors. He shall perform such other duties as may be required in the management of the business, or if he is not a member of management, as may be prescribed by the board.

Section 4. The President. The president shall have the general powers and duties of supervision and management of the corporation. In the absence or incapacity of the chairman of the board, he shall also preside at all meetings of the shareholders and of the board of directors.

Section 4A. The function of chief executive officer, and chief operating officer of the corporation, shall be discharged by such officer or officers as the board of directors may from time to time designate.

Section 5. Vice Presidents. Each vice-president, including any executive vice presidents, senior vice presidents and/or group vice presidents, shall have such powers and shall perform such duties as may be assigned to him by the board, the chairman of the board or the president.

Section 6. The Treasurer. The treasurer shall have the care and custody of all the funds and securities of the corporation and shall deposit the same in the name of the corporation in such bank or banks, trust company or trust companies and in such safe deposit company or companies as the board of directors may designate. He shall be responsible for the disbursement of funds of the corporation and shall perform the duties and exercise all the powers usually incidental to the office of the treasurer and such other duties as from time to time may be assigned to him by the board, the chairman of the board or the president.

Section 7. The Secretary. The secretary shall keep the minutes and act as secretary of all meetings of the board of directors and of the shareholders. He shall attend to the giving and serving of all notices of the corporation. He shall be the custodian of the records and of the corporate seal of the corporation. He shall attend to such correspondence as may be assigned to him and perform all the duties incidental to his office. He shall be empowered to affix the corporate seal to all documents, execution of which, on behalf of the corporation, under its seal, is duly authorized and when so affixed may attest the same; and, in general, he shall perform the duties and exercise all the powers usually incidental to the office of a secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the board, the chairman of the board or the president.

Section 8. The Controller. The controller shall maintain and supervise proper books and records of all assets, liabilities, disbursements and transactions of the corporation. He shall prepare such financial statements and reports as shall be required, and shall perform such other duties as from time to time may be assigned to him by the board, the chairman of the board or the president.

Section 9. Appointed Officers. The chief executive officer of the corporation may from time to time appoint one or more officers with the title of vice president with such powers and duties as the chief executive officer may specify. The chief executive officer may from time to time also appoint (a) one or more assistant treasurers who may perform some or all of the duties and powers usually incidental to the treasurer, (b) one or more assistant secretaries who may perform some or all of the duties and powers usually incidental to the secretary and (c) one or more assistant controllers who may perform some or all of the duties assigned to the controller. Any of said appointed officers may be removed at any time by the chief executive officer. The chief executive officer or the president also may appoint one or more officers of operating business units or divisions of the corporation, who shall not be officers of the corporation, but shall have such powers and duties as the chief executive officer, president or the head of the operating business unit or division shall specify. Any appointed officers of operating business units or divisions may be removed at any time by the chief executive officer, the president, or the head of the business unit or division to whom such appointed officer reports.

Section 10. Stockholder Consents and Proxies. The chief executive officer, president, treasurer and secretary of the corporation or any one of them or their designees, shall have the power and authority on behalf of the corporation to execute any consents or proxies, authorizing any person to attend and act and vote in person or by proxy at any meetings of the stockholders or members of any corporation or other entity in which the corporation owns stock or otherwise has an ownership interest, or to attend such meetings themselves, and at any such meetings they or their designees or proxies, as the case may be, shall possess and may exercise any and all rights and powers incidental to such ownership as the corporation as the owner thereof might have possessed and executed if present.

Section 11. Delegation of Duties of Officer. The board of directors may delegate the duties and powers of any officer, agent or employee of the corporation to any other officer, agent or employee or director for a specified time during the absence of any such person or for any other reason that the board may deem sufficient.

Section 12. Removal. Any officer of the corporation elected or appointed by the board of directors may be removed by the board with or without cause.

Section 13. Bond. The board of directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the board may deem advisable.

ARTICLE VI

CAPITAL SHARES

Section 1. Form. The certificates for shares shall be in such forms as may be prescribed by law and as shall be approved by the board of directors.

Section 2. Issuance. All certificates for shares shall be signed by the chairman of the board or the president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall have the seal of the corporation affixed thereto. Such seal may be a facsimile, engraved or printed. Where any such certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or its employee, the signatures of any such officers or assistant officers upon such certificate may be facsimiles, engraved or printed.

Section 3. Transfer. The board of directors shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issue, registration and transfer of certificates for shares, and may appoint transfer agents or clerks and registrars thereof.

Section 4. Fixing of Record Date. The board of directors may at any time fix a record date not more than fifty nor less than ten days prior to (a) the date of any meeting of shareholders or (b) the last day on which the shareholders are entitled to express consent or dissent from any proposal without a meeting, as the date as of which shareholders entitled to notice of or to vote at such a meeting, or whose consent or dissent is required or may be expressed, for any purpose, as the case may be, shall be determined, and, except as otherwise provided by law, all persons who were the holders of record of voting shares at such date and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The board of directors may at any time fix a record date not exceeding fifty days prior to the date fixed for the payment of any dividend or the making of any distribution or for the delivery or allotment of evidences of rights or evidences of interest arising out of any change, conversion, or exchange of capital shares, as the date for the determination of the shareholders entitled to receive any such dividend, distribution, rights or interest, and in any such case only shareholders of record at the date so fixed shall be entitled to receive such dividend, distribution, rights or interest.

ARTICLE VII

NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.

Section 1. Signatures on Checks, etc. All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the corporation by such officer or officers, person or persons, as the board of directors may from time to time designate by resolution.

Section 2. Execution of Contracts, Deeds, etc. The board of directors or any committee given specific authority in the premises, or given authority to exercise generally the powers of the board during the interval between meetings of the board to the extent permitted by law, may authorize any officer or officers, agent or agents, in the name of and on behalf of the corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments and to vote on behalf of the corporation shares of stock of other domestic or foreign corporations standing in the name of the corporation, and such authority may be general or confined to specific instances.

ARTICLE VIII

CORPORATE SEAL

Section 1. Description. The seal of the corporation shall be circular in form with the name of the corporation in the circumference and the words and figures “Corporate Seal—1916—N.Y.” in the center.

ARTICLE IX

FISCAL YEAR

Section 1. Definition. The fiscal year of this corporation shall be from the first day of January to the thirty-first day of December, inclusive, in each year or such other twelve consecutive months as the board of directors may by resolution designate.

ARTICLE X

WAIVER OF NOTICE

Section 1. Meetings Held on Waiver. Whenever any notice is required to be given under the provisions of these by-laws, or of the certificate of incorporation, or of any of the laws of the State of New York, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

ARTICLE XI

AMENDMENTS

Section 1. By the Shareholders. Except as otherwise provided by law, these by-laws may be amended or repealed or new by-laws may be adopted at any meeting of the shareholders of the corporation by the affirmative vote of shareholders holding of record a majority of the issued and outstanding shares entitled to vote, represented either in person or by proxy, provided notice of the proposed amendment be contained in the notice or waiver of notice of such meeting.

Section 2. By the Board of Directors. Except as otherwise provided by law, these by-laws may be amended at any meeting of the board of directors of the corporation at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed amendment is contained in the notice or waiver of notice of such meeting.

ARTICLE XII

INDEMNIFICATION

Section 1. Indemnification – Third Party and Derivative Actions.

(a) The corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal (other than one by or in the right of the corporation to procure a judgment in its favor), including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer or employee of the corporation served in any capacity at the request of the corporation, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, including excise taxes, amounts paid in settlement and expenses, including attorneys’ fees, incurred in connection with any such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that (i) his acts were committed in bad faith or were the result of his active or deliberate dishonesty and were material to such action or proceeding or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

(b) The corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and expenses, including attorneys’ fees, incurred in connection with such action, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

(c) The termination of any civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such person has not met the standard of conduct set forth in this Section 1.

Section 2. Payment of Indemnification; Repayment.

(a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 of this Article shall be entitled to indemnification as authorized in such Section.

(b) Any indemnification under Section 1 of this Article, unless ordered by a court, shall be made by the corporation in such manner as provided by law.

(c) Expenses incurred by a person referred to in Section 1 of this Article in defending a civil or criminal action or proceeding shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount in case he is ultimately found, in accordance with this Article, not to be entitled to indemnification or, where indemnity is granted, to the extent the expenses so paid exceed the indemnification to which he is entitled.

(d) Any indemnification of a person under Section 1 of this Article, or advancement of expenses under Section 2(c) of this Article, shall be made promptly, and in any event within 60 days, upon the written request of such person.

Section 3. Enforcement; Defenses. The right to indemnification or advancement of expenses granted by this Article shall be enforceable by the person in question in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person’s expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses under Section 2(c) of this Article where the required undertaking has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section 1 of this Article, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation to have made a determination that indemnification of the claimant is proper, nor the fact that there has been an actual determination by the corporation that indemnification of the claimant is not proper, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification.

Section 4. Survival; Savings Clause; Preservation of Other Rights.

(a) The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each person who serves in such capacity at any time while these provisions as well as the relevant provisions of the New York Business Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such person.

(b) If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each such person against judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, incurred in connection with any actual or threatened action by or in the right of the corporation, or any appeal therein, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

(c) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation is hereby authorized to provide further indemnification if it deems it advisable by resolution of shareholders or directors, by amendment of these by-laws or by agreement.

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For purposes of these by-laws, the masculine pronoun means the feminine and the singular means the plural whenever appropriate.